EXHIBIT 99.1


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                         THE TRUST COMPANY OF NEW JERSEY

  THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF
                         SHAREHOLDERS, DECEMBER 17, 2003

     The undersigned appoints Alan J. Wilzig and Lawrence R. Codey, and each of them, attorneys and proxies, with power of substitution in each of them, to vote for and on behalf of the undersigned all the shares of stock of The Trust Company of New Jersey held of record by the undersigned on November 14, 2003 at the Special Meeting of Shareholders to be held on December 17, 2003, and at any adjournments or postponements thereof, upon matters properly coming before the special meeting, as set forth in the Notice of Special Meeting and Proxy Statement-Prospectus, both of which have been received by the undersigned. Without otherwise limiting the general authorization given hereby, said attorneys and proxies are instructed to vote as follows:

(1) Proposal to approve the Amended and Restated Agreement and Plan of Acquisition and Exchange, dated August 5, 2003, by and between The Trust Company of New Jersey and Trustcompany Bancorp.

     |_|  FOR      |_|  AGAINST      |_|  ABSTAIN

(2) Upon all such other matters as may properly come before the special meeting and/or any adjournments or postponements thereof, as the proxies in their discretion may determine. The Board of Directors is not aware of any such matter.

     Any proxies heretofore given for the special meeting are hereby revoked.

 IMPORTANT: PLEASE CHECK THE BOXES ABOVE, DATE AND SIGN ON THE REVERSE SIDE AND
       PROMPTLY RETURN IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED.

                           (CONTINUED ON REVERSE SIDE)
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                          (CONTINUED FROM REVERSE SIDE)

UNLESS OTHERWISE SPECIFIED IN THE SQUARES PROVIDED ON THE REVERSE, THIS PROXY WILL BE VOTED FOR THE AMENDED AND RESTATED AGREEMENT AND PLAN OF ACQUISITION AND
EXCHANGE.     ---

                                        Dated: ________________________, 2003


                                        ________________________________________
                                        Signature

                                        ________________________________________
                                        (Signature if held jointly)

                                        Please sign exactly as your name appears hereon. Give full title if an Attorney, Executor, Administrator, Trustee,
                                        Guardian, etc. If a corporation, please
                                        sign in full corporate name by President or other authorized officer. If a partnership, please sign in full partnership name by authorized person.

                                        For an account in the name of two or
                                        more persons, each should sign, or if
                                        only one signs, he should attach
                                        evidence of his authority.

                                        Please sign this proxy and return it
                                        promptly whether or not you expect to
                                        attend the special meeting. You may
                                        nevertheless vote in person if you do
                                        attend.

    PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.

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